Exhibit 16.1

October 10, 2017

U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549 – 7561

Re: COPsync, Inc.
Commission File No. 001-37613

Ladies and Gentlemen:

We have read Item 4.01 of COPsync, Inc.’s Form 8-K dated October 3, 2017 and we agree with the statements made regarding our firm. We have no basis to agree or disagree with other statements contained therein.

Sincerely,

/s/ FRIEDMAN LLP